UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2010
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders: May 11, 2010

(b)	The following were elected as Directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. Winston J. Churchill, Jr. was elected a Director with 4,799,461 votes for, 62,936 votes withheld and 111,504 broker non-votes.

2) Mr. Edgar M. Cullman was elected a Director with 4,831,639 votes for, 30,758 votes withheld and 111,504 broker non-votes.

3) Mr. David M. Danziger was elected a Director with 4,829,659 votes for, 32,738 votes withheld and 111,504 broker non-votes.

4) Mr. Frederick M. Danziger was elected a Director with 4,831,552 votes for, 30,845 votes withheld and 111,504 broker non-votes.

5) Mr. Thomas C. Israel was elected a Director with 4,810,240 votes for, 52,157 votes withheld and 111,504 broker non-votes.

6) Mr. Albert H. Small, Jr. was elected a Director with 4,831,769 votes for, 30,628 votes withheld and 111,504 broker non-votes.

7) Mr. David F. Stein was elected a Director with 4,640,830 votes for, 221,567 votes withheld and 111,504 broker non-votes.

The selection of McGladrey & Pullen, LLP as independent registered public accountants for fiscal 2010 was ratified with 4,971,720 votes for, 1,489 votes against, and 692 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 13, 2010